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                                                                     EXHIBIT 1.1

                            JDN REALTY CORPORATION
                            (a Maryland corporation)

 $75,000,000 6.918% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)")
                               due March 31, 2013


                                 TERMS AGREEMENT

                                                                  March 25, 1998
JDN Realty Corporation
359 East Paces Ferry Road
Suite 400
Atlanta, Georgia 30305

Dear Sirs:

         The undersigned underwriters (the "Underwriters") understand that JDN Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell $75,000,000 aggregate principal amount of its 6.918% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due March 31, 2013 (the "Underwritten Securities") which are part of the series of Medium-Term Notes Due Nine Months or More From Date of Issue of the Company. Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth below opposite their respective names at 102.13% of the principal amount thereof together with accrued interest thereon, if any, from March 31, 1998.

                                                             Principal Amount
           Underwriter                                          of MOPPRS
           -----------                                       ----------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.....................................  $45,750,000
BT Alex. Brown Incorporated..................................    9,750,000
Morgan Stanley & Co. Incorporated............................    9,750,000
Salomon Brothers Inc ........................................    9,750,000
                                                               -----------
             Total ..........................................  $75,000,000
                                                               ===========

         The Underwritten Securities shall have the following terms:

         Principal Amount to be issued:      $75,000,000

         Form:                               Registered book-entry form

         Interest Rate to Remarketing Date:  6.918%


----------
"MandatOry Par Put Remarketed Securities(SM)" and "MOPPRS(SM)" are service marks owned by Merrill Lynch & Co., Inc.



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
    Current ratings:                   Baa3 by Moody's Investors Service, Inc.
                                       BBB- by Standard & Poor's Ratings Services
                                       BBB- by Duff & Phelps Credit Rating Co.

    Interest payable:                  March 31 and September 30 of each year (each, an
                                       "Interest Payment Date"), commencing on
                                       September 30, 1998

    Stated Maturity Date:              March 31, 2013

    Remarketing Date:                  March 31, 2003

    Base Rate:                         5.637%

    Purchase Price:                    102.13% ($76,597,500), plus accrued interest, if
                                       any, from March 31, 1998

    Initial price to public:           At varying prices related to the prevailing market
                                       prices at the time of the sale

    Settlement Date, Time and Place:   March 31, 1998, at 9:00 a.m. New York City time
                                       at the offices of Hogan & Hartson, 555 13 Street,
                                       N.W., Washington, DC 20004 for the delivery of
                                       documents; delivery of funds on March 31, 1998
                                       in accordance with DTC procedures for medium-term
                                       notes

    Redemption provisions:             Subject to repurchase or redemption only upon the
                                       terms set forth in the Underwritten Securities

    Repayment provisions:              None

    Specified Currency:                U.S. dollars

    Authorized Denominations:          $1,000 and integral multiples thereof

    Additional/Other Terms:            As set forth below

         All the provisions contained in the Distribution Agreement, dated February 5, 1998 (the "Distribution Agreement"), among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, BT Alex. Brown Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, attached hereto as Annex A, are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein except as modified herein. Terms defined in the Distribution Agreement are used herein as therein defined.


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         Notwithstanding Section 10(e) of the Distribution Agreement, the
Underwriters will pay the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the issuance and sale of the Underwritten Securities.

         The following documents will be required on the Settlement Date (as defined above):

         1. Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement;

         2. Comfort letter pursuant to Section 7(d) of the Distribution Agreement; and

         3. Legal opinion of Company counsel pursuant to Section 7(c) of the Distribution Agreement, modified to relate to the issuance of the Underwritten Securities; provided, that such legal opinion shall be modified further to include the following additional opinions:

                  "The Remarketing Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Remarketing Dealer, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) as such enforceability may be subject to limitations on rights to indemnity or contribution or both by Federal or state securities laws or the public policies underlying such laws."

                  "The Underwritten Securities have been duly and validly authorized by all necessary actions and, when executed, authenticated and delivered in accordance with the Indenture (as supplemented and otherwise modified) against payment of the purchase price therefor as provided in the Distribution Agreement and Terms Agreement, will be entitled to the benefits of the Indenture (as supplemented and otherwise modified) and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles."

                  "The Terms Agreement has been duly authorized, executed and delivered by the Company and the Company has the power and authority to perform its obligations thereunder."

         Section 2 of the Distribution Agreement is hereby amended (i) by deleting the words "statements of operations, shareholders' equity" appearing in the fifth and sixth lines of Paragraph (vi) and inserting in lieu thereof the words "results of operations" and (ii) by adding in the sixth line of Paragraph
(xxii) immediately after the word "paid" the words "except where failure to pay would not result in a Material Adverse Effect".



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         Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                  Very truly yours,

                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                              INCORPORATED
                                  BT ALEX. BROWN INCORPORATED
                                  MORGAN STANLEY & CO. INCORPORATED
                                  SALOMON BROTHERS INC

                                  By: Merrill Lynch, Pierce, Fenner & Smith
                                                  Incorporated


                                  By: /s/ Scott Primrose
                                      ------------------------------
                                           Authorized Signatory

                                  For itself and as Representative of the other Underwriters named herein

Accepted:

JDN REALTY CORPORATION


By: /s/ J. Donald Nichols
    ---------------------------
Name: J. Donald Nichols
Title: Chief Executive Officer



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